EXHIBIT (23)--CONSENT OF OLIVE LLP
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We consent to the incorporation by reference in the Registration Statement on
Form S-8, File No. 33-45395, of our report dated January 29, 1999 contained in the 1998 Annual Report to Shareholders of Indiana United Bancorp, which is incorporated by reference in this Form 10-K.


/s/ Olive LLP



Indianapolis, Indiana
March 25, 1999